December 31, 2017


Response to N-SAR Sub-Item 77H: Changes in Control of Registrant


(a) Acquisition of Control


INFORMATION DISPLAYED IN THE FOLLOWING ORDER:

Name of Shareholder
Date(s)
Description of Transaction
Percentage of Securities Owned (as of December 31, 2017)



Driehaus Emerging Markets Growth Fund - Investor Class

National Financial Services Corp.
8/17/2017
Share Purchase
29.80%



Driehaus Emerging Markets Growth Fund - Institutional Class

Charles Schwab & Co. Inc.
8/17/2017
Share Purchase
30.74%



Driehaus Small Cap Growth Fund - Investor Class

Driehaus Capital Management LLC - Deferred Comp Plan
8/21/2017
Share Purchase
63.58%



Driehaus Small Cap Growth Fund - Institutional Class

Thomas E. Chomicz Trustee - Evelyn Illich Trust
8/21/2017
Share Purchase
25.11%



Driehaus Active Income Fund Fund

Charles Schwab & Co. Inc.
9/29/2017
Shares Transfered into Account
26.38%



Driehaus Multi-Asset Growth Economies Fund

Driehaus Profit Sharing Plan & Trust
12/1/2017
Share Purchase
26.28%





(b) Cessation of Control

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:

Name of Shareholder
Date(s)
Description of Transaction
Percentage of Securities Owned (as of December 31, 2017)



Driehaus Emerging Markets Small Cap Growth Fund

National Financial Services Corp.
9/26/2017
Share Redemption
21.62%



Driehaus Frontier Emerging Markets Fund

Charles Schwab & Co. Inc.
7/19/2017
Share Redemption
7.06%





(Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)